                                                                  Exhibit 10(bb)
[ICF Kaiser Logo]

ICF Kaiser International, Inc.
9300 Lee Highway
Fairfax, VA 22031-1207
703/934-3600  Fax 703/934-9740


                               December 31, 1994



James O. Edwards
Chairman and Chief Executive Officer
ICF Kaiser International, Inc.
9300 Lee Highway
Fairfax, VA  22031-1207

Re:  Employment Arrangements
     -----------------------


Dear Jim:

     The purpose of this letter is to set forth our agreement with respect to your employment by ICF Kaiser International, Inc. (the "Company"). The "ICF Kaiser International, Inc. Standard Terms and Conditions of Employment for Executive Personnel" attached hereto as Exhibit A and the "Senior Executive Officers Severance Plan" (the "SEOSP") attached hereto as Exhibit B are incorporated herein by reference to the extent not inconsistent with this letter. This letter and Exhibits A and B are sometimes hereinafter collectively referred to as this "Agreement."

     1.   Employment Period; Duties.
          -------------------------

          (a) Employment and Employment Period.  The Company shall employ you to
              --------------------------------
serve as Chairman and Chief Executive Officer of the Company for a period of three years commencing December 31, 1994 (the "Employment Period").

          (b) Offices, Duties and Responsibilities.  You shall be a member of,
              ------------------------------------
and report to, the Board of Directors of the Company. As Chief Executive Officer of the Company, you shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Board of Directors are carried into effect. Without limiting the generality of the foregoing, you shall have such powers and duties in the management of the Company as generally pertain to the office of Chief Executive Officer, subject to the overview and control of the Board of Directors.

     2.   Compensation and Fringe Benefits.
          --------------------------------

          (a) Base Compensation.  The Company shall pay you a base salary at the
              -----------------
rate of $325,000 per year through February 28, 1995, which shall increase by not less than $25,000 beginning on March 1, 1995, paid in installments in accordance with the

James O. Edwards
December 31, 1994
Page 2


Company's regular practice for compensating executive personnel. Increases in your base salary for periods during the Employment Period beginning on and after March 1, 1995 beyond the $25,000 increase beginning on March 1, 1995 shall be determined by the Compensation Committee of the Company's Board of Directors.

          (b) Non-Qualified Salary Deferral Plan.  You will be eligible for
              ----------------------------------
participation in the Company's Deferred Compensation Plan if and when that plan is implemented.

          (c) Bonus Compensation.  You shall be entitled to receive bonuses as
              ------------------
determined by the Compensation Committee of the Company's Board of Directors in accordance with the provisions of the Senior Officers Bonus Plan. The amounts of such bonuses shall be determined by the Compensation Committee of the Board of Directors.

          (d) Fringe Benefits.  You will receive such fringe benefits as are
              ---------------
generally made available by the Company to executive personnel. Such benefits shall (i) include participation in the Company's defined contribution retirement plan, 401(k) Plan, and health, term life and disability insurance programs and reimbursement of reasonable expenses incurred in connection with travel and entertainment related to the Company's business and affairs and (ii) be paid by the Company in a manner, and to the extent, consistent with past practice. In addition, after termination you will continue to receive coverage under the Company's health and disability insurance programs, at the Company's expense, for the greater of (i) the period during which you are entitled to severance benefits under the SEOSP, or (ii) the period provided by applicable laws.

          (e) Carryover Cash Payment.  On May 15, 1995, the Company will pay you
              ----------------------
the special cash payment promised under your previous Executive Agreement in the amount of $100,000 less such deductions as may be required to be withheld by applicable law and regulation. That amount shall be paid regardless of any termination of this Agreement prior to May 15, 1995 by the Company.

          (f) Restructuring of Indebtedness.  Effective on the date hereof, your
              -----------------------------
indebtedness to the Company will be restructured as provided in an amended and restated promissory note in the form attached hereto as Exhibit C. Subject to that Exhibit C, such indebtedness shall be secured as provided in, and be entitled to the benefits of, the Stock Pledge Agreements between you and the Company referred to in Exhibit C.

James O. Edwards
December 31, 1994
Page 3



     3.   Stock Options.
          -------------

          (a) Cancellation of Certain Existing Options.  In contemplation of
              ----------------------------------------
this Agreement, effective on September 1, 1994, you agreed that the following stock options would be cancelled, and of no further force and effect:

         Number of                             Exercise
          Options   Grant Date  Number Vested   Price
        ----------  ----------  -------------  --------

          35,000      05/14/90     35,000       $ 9.51
          32,000      12/20/90     16,000        11.12
           8,000      12/20/90      8,000        11.12
          22,000      05/06/91     22,000        16.23

          (b) New Options.  In contemplation of this Agreement, effective on
              -----------
September 1, 1994, the Company granted to you non-statutory stock options under the Company's Stock Incentive Plan to purchase 150,000 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), at a purchase price equal to the average of the closing prices of the Common Stock on the New York Stock Exchange on the 20 trading days ending on September 1, 1994. Such options will be represented by a Stock Option Agreement in the form customarily used by the Company for such agreements, containing the following provisions:

               (i) Option Term.  The options will expire on November 15, 1999,
                   -----------
          subject to termination 180 days after you cease being employed by the Company for any reason.

               (ii) Vesting.  Twenty-five percent (25%) of the options will vest
                    -------
          on each of the first four anniversaries of May 15, 1994, except that if you terminate employment for "good reason" or ICF Kaiser terminates you without "cause," as those two terms are defined in the SEOSP, any and all then unvested stock options will vest in full on the effective date of such termination and not expire until 180 days thereafter.

     4.   Non-Competition.  You agree that for a period commencing as of the
          ---------------
date hereof and ending (i) on the date of termination of your employment (x) by the Company for reasons that do not constitute "cause" as defined in the SEOSP or (y) by you for "good reason" as defined in the SEOSP, and (ii) one year following termination of your employment (x) by the Company for "cause" or (y) by you for reasons that do not

James O. Edwards
December 31, 1994
Page 4


constitute "good reason," provided that the Company is not in material breach of
                          --------
this Agreement (the "Non-Competition Period"), you will not, except as otherwise provided herein, engage or participate, directly or indirectly, as principal, agent, employee, employer, consultant, stockholder, partner or in any other individual capacity whatsoever, in the conduct or management of, or own any stock or any other equity investment in or debt of, any business (other than through a sole proprietorship of which you are the only principal) which is competitive with any business conducted by the Company.

     For the purpose of this Agreement, a business shall be considered to be competitive with the business of the Company only if such business is engaged in providing services (i) similar to (x) any service currently provided by the Company or provided by the Company during the Employment Period; (y) any service which in the ordinary course of business during the Non-Competition Period evolves from or results from enhancements to the services provided by the Company as of the date hereof or during the Employment Period; or (z) any future service of the Company as to which you materially and substantially participated in the design or enhancement, and (ii) to customers and clients of the type served by the Company during the Non-Competition Period.

          (a) Non-Solicitation of Employees.  During the Non-Competition Period,
              -----------------------------
you will not (for your own benefit or for the benefit of any person or entity other than the Company) solicit, or assist any person or entity other than the Company to solicit, any officer, director, executive or employee of the Company or its affiliates to leave his or her employment.

          (b) Reasonableness.  You acknowledge that (i) the markets served by
              --------------
the Company are national and international and are not dependent on the geographic location of executive personnel or the businesses by which they are employed, (ii) the length of the Non-Competition Period is related to the length of the Employment Period and the Company's agreement to provide severance benefits as set forth in Section 5(b) of Exhibit A and in Exhibit B that, under certain circumstances, will provide additional compensation to you upon the termination of this Agreement; and (iii) the above covenants are reasonable on their face, and the parties expressly agree that such restrictions have been designed to be reasonable and no greater than is required for the protection of the Company.

          (c) Investments.  Nothing in this Agreement shall be deemed to
              -----------
prohibit you from owning equity or debt investments in any corporation, partnership or other entity which is competitive with the Company, provided that
                                                                   --------
such investments (i) are passive investments and constitute one percent (1%) or less of the outstanding equity securities of such an entity the equity securities of which are traded on a national securities exchange or other public market, (ii) are approved by the Company, or (iii) consist of your investment in a sole proprietorship of which you are the only principal.

James O. Edwards
December 31, 1994
Page 5


     5.   Termination of Prior Agreements.  Effective on the date hereof, all
          -------------------------------
other agreements between you and the Company relating to the terms of your employment, including, without limitation, the Restated Executive Agreement dated as of December 20, 1990, the Restated Compensation Agreement dated as of December 20, 1990 and the Letter Agreement dated November 17, 1989, each as amended through the date hereof, are terminated and shall be of no further force and effect.

     If you find the terms of your employment, as set forth above and in Exhibits A and B, acceptable, please sign a copy of this letter and an Amended and Restated Promissory Note in the form of Exhibit C and return them to Paul Weeks, II. Upon such acceptance and delivery, this letter, together with Exhibits A and B, will constitute your employment agreement with the Company.

                              Very truly yours,

                              ICF KAISER INTERNATIONAL, INC.



                              By:
                                 -----------------------------------
                                     For the Compensation Committee
                                      of the Board of Directors

Accepted and Agreed:



-------------------------
James O. Edwards

                                                                       Exhibit A

                         ICF Kaiser International, Inc.
                         Standard Terms and Conditions
                     of Employment for Executive Personnel


     Exhibit A to the Employment Agreement (the "Base Agreement") dated December 31, 1994, between ICF Kaiser International, Inc. (the "Company") and James O. Edwards (the "Executive"). This Exhibit A, the Senior Executive Officers Severance Plan (the "SEOSP," attached as Exhibit B to the Base Agreement) and the Base Agreement are collectively referred to as this "Agreement."

     1.   Devotion to Interests of the Company.  Except as expressly authorized
          ------------------------------------
by the Company's Board of Directors, until the effective date of notice of termination of this Agreement by either the Executive or the Company, with or without cause, the Executive shall render his business services solely in the performance of his duties under this Agreement. The Executive shall use his best efforts to promote the interests and welfare of the Company.

     2.   Trade Secrets.  The Executive shall not use or disclose to third
          -------------
parties any of the Company's trade secrets or other confidential information. The term "trade secrets or other confidential information" includes, by way of example, matters of a technical nature, such as scientific, trade and engineering secrets, "know-how," formulae, secret processes or machines, inventions, computer programs (including documentation of such programs) and research projects, and matters of a business nature, such as proprietary information about costs, profits, markets, sales, lists of customers, and other information of a similar nature to the extent not available to the public, and plans for future development. After termination of this Agreement, the Executive shall not use or disclose trade secrets or other confidential information unless such information becomes a part of the public domain other than through a breach of this Agreement or is disclosed to the Executive by a third party who is entitled to receive and disclose such information.

     3.   Return of Documents and Property.  Upon the effective date of notice
          --------------------------------
of the Executive's or the Company's election to terminate this Agreement, or at any time upon the request of the Company, the Executive (or his heirs or personal representatives) shall deliver to the Company (a) all documents and materials containing trade secrets or other confidential information relating to the Company's business and affairs, and (b) all documents, materials and other property belonging to the Company, which in either case are in the possession or under the control of the Executive (or his heirs or personal representatives).

     4.   Discoveries and Works.  All discoveries and works made or conceived by
          ---------------------
the Executive during his employment by the Company, jointly or with others, that relate to the Company's activities shall be owned by the Company. The term "discoveries and works" includes, by way of example, inventions, computer programs (including documentation of such programs), technical improvements, processes, drawings and works of authorship. The Executive shall (a) promptly notify, make full disclosure to, and execute and deliver any documents requested by, the Company to evidence or better assure title to such discoveries and works in the Company, (b) assist the Company in

Exhibit A
ICF Kaiser International, Inc.
Standard Terms and Conditions

obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection or other protection of any and all such discoveries and works, and (c) promptly execute, whether during his employment by the Company or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Company and to protect its title thereto. Any discoveries and works which, within six months after the termination of the Executive's employment by the Company, are made, disclosed, reduced to a tangible or written form or description, or are reduced to practice by the Executive and which pertain to the business carried on or products or services being sold or developed by the Company at the time of such termination shall, as between the Executive and the Company, be presumed to have been made during the Executive's employment by the Company. Set forth on
Schedule I attached hereto is a list of inventions, patented or unpatented, including a brief description thereof, which are owned by the Executive, which the Executive conceived or made prior to his employment by the Company and its affiliates and which are excluded from this Agreement.

     5.   Termination.
          -----------

          (a) The Company may terminate this Agreement, with or without "cause," upon 90 days' prior written notice; and the Executive may terminate this Agreement, with or without "good reason," upon 90 days' prior written notice. Throughout this Agreement, the terms "cause" and "good reason" shall have the meanings as set forth in the SEOSP, dated as of April 4, 1994. For purposes of the SEOSP, your date of hire shall be September 1, 1974.

          (b) In the event the Company elects to terminate this Agreement without "cause," or the Executive elects to terminate this Agreement for "good reason," the Company shall pay to the Executive, in addition to any amounts paid or payable under other provisions of this Agreement or any other agreements between the Company and the Executive, (i) a severance payment in accordance with the provisions of the SEOSP dated as of April 4, 1994, and (ii) an amount determined in writing by the Compensation Committee of the Board of Directors to be the pro-rated portion of the bonus that would be due to the Executive for the fiscal year during which the termination takes place, such pro-rated portion of bonus to be paid in a cash lump sum with deduction of such amounts as may be required to be withheld under applicable law and regulations. In addition, in the event the Company elects to terminate this Agreement without "cause" or the Executive elects to terminate this Agreement for "good reason," all unvested stock options will vest in full on the effective date of termination and expire 180 days thereafter. All other compensation and benefits provided for in this Agreement shall cease upon such termination and payment, except that the Company shall continue the Executive's then existing health insurance benefits, paid by the Company in a manner, and to the extent, consistent with past practice in effect at the time of termination, for a period of 180 days after the effective date of such termination.

Exhibit A
ICF Kaiser International, Inc.
Standard Terms and Conditions


          (c) In the event the Company terminates this Agreement for "cause" or the Executive terminates this Agreement without "good reason," the Executive's rights under this Agreement shall cease as of the effective date of such termination, except that any stock options that are vested on the effective date of such termination shall be exercisable for a period of 180 days after such date. All stock options that are not vested on the effective date of such termination shall terminate on such date.

          (d) If, prior to the expiration or termination of the Employment Period, the Executive shall be unable to perform the essential functions of his employment position under the Base Agreement, with or without reasonable accommodation, by reason of disability or impairment of health for at least six consecutive calendar months, the Company shall have the right to terminate this Agreement by giving written notice to the Executive to that effect, but only if at the time such notice is given such disability or impairment is still continuing. After giving such notice, the Employment Period shall terminate with the payment of the Executive's base compensation for the month in which notice is given, and the Company shall have no further obligations under this Agreement, except that (i) any stock options that are vested on the effective date of such termination shall be exercisable for a period of 180 days after such date and (ii) the Company shall pay to the Executive, within five business days of the effective date of the termination, an amount determined in writing by the Compensation Committee of the Board of Directors to be the pro-rated portion of the bonus that would be due to the Executive for the fiscal year during which the termination takes place, such pro-rated portion of bonus to be paid in a cash lump sum with deduction of such amounts as may be required to be withheld under applicable law and regulations. In the event of a dispute as to whether the Executive is unable to perform the essential functions of his employment position under the Base Agreement, with or without reasonable accommodation, either party may from time to time request a medical examination of the Executive by a doctor appointed by the Chief of Staff of a hospital selected by mutual agreement of the parties, or as the parties may otherwise agree, and the written medical opinion of such doctor shall be conclusive and binding upon the parties as to whether the Executive has become disabled and the date when such disability arose. The cost of any such medical examinations shall be borne by the Company.

          (e) If, prior to the expiration or termination of the Employment Period, the Executive shall die, the Company shall pay to the Executive's estate his base compensation through the end of the month in which the Executive's death occurred, at which time the Employment Period shall terminate without further notice and the Company shall have no further obligations under this Agreement, except that (i) any stock options that are vested on the date of such termination of the Employment Period shall be exercisable by the Executive's estate for a period of 180 days after such date and (ii) the Company shall pay to the Executive (or his estate), within five business days of the effective date of the termination, an amount determined in writing by the Compensation Committee of the Board of Directors to be the pro-rated portion of the bonus that would be due to the Executive for the fiscal year during which the termination takes place, such pro-rated portion of bonus to be paid in a cash lump sum with

Exhibit A
ICF Kaiser International, Inc.
Standard Terms and Conditions


deduction of such amounts as may be required to be withheld under applicable law and regulations.

          (f) Nothing contained in Sections 5(d) or 5(e) shall impair or otherwise affect any rights and interests of the Executive under any compensation plan or arrangement of the Company which may be adopted by the Board of Directors, or the Compensation Committee of the Board of Directors, of the Company.

     6.   Severability.  Should any provision of this Agreement be determined to
          ------------
be unenforceable or prohibited by any applicable law, such provision shall be ineffective to the extent, and only to the extent, of such unenforceability or prohibition without invalidating the balance of such provision or any other provision of this Agreement, and any such unenforceability or prohibition in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     7.   Assignment.  The Executive's rights and obligations under this
          ----------
Agreement shall not be assignable by the Executive. The Company's rights and obligations under this Agreement shall not be assignable by the Company except as incident to the transfer, by merger or otherwise, of all or substantially all of the business of the Company. In the event of any such assignment by the Company, all rights of the Company under this Agreement shall inure to the benefit of the assignee.

     8.   Miscellaneous.  The Base Agreement and Exhibits A and B constitute the
          -------------
entire agreement, and supersede all prior agreements, of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein. The validity, interpretation, performance and enforcement of the Base Agreement, this Exhibit A and Exhibit B to the Base Agreement shall be governed by the laws of the Commonwealth of Virginia. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                                                                      Schedule I

                       INVENTIONS OWNED BY THE EXECUTIVE

                                      NONE

                                                                       Exhibit B
                                     SEOSP

                                                                       Exhibit C
                      AMENDED AND RESTATED PROMISSORY NOTE

$1,028,066.27                                                  December 31, 1994


     FOR VALUE RECEIVED, the undersigned promises to pay on December 31, 1997, to the order of ICF Kaiser International, Inc., a Delaware corporation, its successors and assigns ("ICF Kaiser"), at 9300 Lee Highway, Fairfax, Virginia 22031-1207, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of $1,028,066.27 plus accrued interest on such principal sum from the date hereof. Interest shall accrue on the unpaid principal balance hereof from time to time outstanding after the date hereof at the rate of 6.34% per annum. Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed. This Note may be prepaid, in whole or in part, at any time.

     This Note is a continuation of the Promissory Notes dated January 14, 1991, August 22, 1991, and January 24, 1992, in the respective principal amounts of $622,740, $50,000, and $150,000 (collectively, the "Predecessor Notes"), the principal amount hereof represents the aggregate principal of and accrued interest on the Predecessor Notes as of the date hereof, and this Note shall constitute the "Obligations" referred to in, and is entitled to the benefits of, those certain Pledge Agreements dated February, 28, 1991, August 22, 1991, and January 24, 1992 between the undersigned and ICF Kaiser (the "Pledge Agreements"), pursuant to which an aggregate of 130,665 shares of ICF Kaiser Common Stock (the "Pledged Shares") are pledged as collateral security for the indebtedness evidenced hereby. Except for recourse to the Pledged Shares as provided in the Pledge Agreements, this Note is non-recourse to the undersigned.

     If ICF Kaiser is the holder hereof as of December 31, 1995, in addition to its rights under the Pledge Agreements, ICF Kaiser shall have the right, at its option upon 60 days' prior written notice (the "Notice Period") given to the undersigned at any time after November 1, 1995, to cancel this Note and the indebtedness evidenced hereby in exchange for such number of the Pledged Shares as have an aggregate Market Value (as defined below) as of the date of cancellation equal to the amount of indebtedness represented hereby as of such date, provided, however, that the undersigned shall have the right, at any time
      --------  -------
during the Notice Period, to prevent such exchange by prepaying this Note, including accrued interest to the date of prepayment, prior to the expiration of the Notice Period. Upon the exchange contemplated by the immediately preceding sentence, the undersigned shall convey the Pledged Shares to be exchanged in cancellation of this Note to ICF Kaiser free and clear of all liens and encumbrances, and upon any such exchange or any prepayment of this Note as contemplated by the proviso to the immediately preceding sentence, ICF Kaiser shall return to the undersigned this Note marked "canceled" and any Pledged Shares not exchanged in cancellation of this Note, and the Pledge Agreements shall terminate.

     As used herein, the term "Market Value" means, on any date specified herein for the determination hereof, the average daily Market Price of ICF Kaiser Common Stock during the period of 20 days, ending on such date, on which the national securities exchanges were open for trading, and the term "Market Price" means, per share of ICF Kaiser Common Stock on any date specified herein, (a) the last sale price of the ICF

Kaiser Common Stock on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange on which ICF Kaiser Common Stock is then listed or admitted to trading, or (b) if ICF Kaiser Common Stock is not then listed or admitted to trading on any national securities exchange, but is designated as a national market system security by the NASD, the last trading price of ICF Kaiser Common Stock on such date, or (c) if there shall have been no trading on such date or if ICF Kaiser Common Stock is not so designated, the average of the reported closing bid and asked prices of ICF Kaiser Common Stock on such date as shown by NASDAQ and reported by any member firm of the New York Stock Exchange selected by ICF Kaiser, or (d) if neither (a), (b) nor (c) is applicable in respect of ICF Kaiser Common Stock, a market price per share determined at ICF Kaiser's expense by an appraiser chosen by ICF Kaiser.

     The undersigned expressly waives presentment, demand, protest and other notice of any kind.

     The undersigned hereby agrees that any suit, action or proceeding against the undersigned arising out of or relating to this Note shall be brought in any Federal or state court located in the Commonwealth of Virginia, and the undersigned hereby submits to the exclusive jurisdiction of such court for the purpose of any such suit, action or proceeding. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
To the extent that service or process by mail is permitted by applicable law, the undersigned hereby irrevocably consents to the service of process in any such suit, action or proceeding in such courts by the mailing of such process by registered or certified mail, postage pre-paid, at his address for notices provided for in the Pledge Agreements. The undersigned hereby irrevocably agrees not to assert (a) any objection he may ever have to the laying of venue of any such suit, action or proceeding in any Federal or state court located in the Commonwealth of Virginia and (b) any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     The undersigned hereby waives the right to trial by jury in any judicial proceeding related to this Note.

     This Note shall be governed in all respects by the laws, excluding laws relating to conflicts of laws, of the Commonwealth of Virginia and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.



                                                  ----------------------------
                                                  James O. Edwards

Accepted and Agreed:

ICF KAISER INTERNATIONAL, INC.



By:
   -----------------------------------
     For the Compensation Committee
     of the Board of Directors